Exhibit 10.2

BACO (Pativilca) PROYECT

Ancash Department-   PERU
MRC1 Exploraciones E.I.R.L.

The Baco project consists of a gold production operation which has a cyanidation   plant of 5 0 TMD capacity and about 2.100 hectares of m ining properties with the presence of gold veins in the north-central coast of Peru .

Location and Access - The project is located in the last western reinforcement of the west ern of c entral Andes of Peru. About 200 km NNW of Lima . Politically belongs to the district and province of Huarmey , Anchas dep artment .   It is accessible by highway from Lima , according to the following itinerary :

Lima - Pativilca	200 km .	Asphalt Highway
Pativilca - Cruz de Arévalo	33 km .	Asphalt Highway
Cruz de Arévalo - Proyecto	4 km .	Affirmed Highway

Total Lima - Proyect	237 km .	(4 Hours)

Topography and Weather.- The project area is at a n altitude between 300 and 1.000 m .a.s.l. Its relief t is rugged and moderately disected by dry valleys and ravines. It has an arid coast weather, most of the year is dry and presents fog and drizzle during the winter months.

Property Mining.-  C onsists of 6 mining valid concessions that are a total of 2.100 hectares of extension .

RIGHT	CODE	HECTARE	TITULAR
VIA CARIÑO	01-00823-04	100	MRC1 EXPLORACIONES E.I.R.L.
LAGRIMAS DE ORO	01-02227-04	200	MRC1 EXPLORACIONES E.I.R.L.
BONANZA DE ORO	01-02337-04	200	S.M.R.L. ÉXITO XXIII
GIANDERI XXVII	01-02723-04	1000	S.M.R.L. ÉXITO XXII
GIANDERI XXXI	01-02775-04	400	S.M.R.L. OMAY 300
GIANDERI XXX	01-02776-04	200	MRC1 EXPLORACIONES E.I.R.L.
		2100

Lupine Formation (Casma group) :

A ndesitic lavas of marine origin, in pad s , locally porfiritics ; l ying in accordance with the Breas formation, which passes in gradual way. Locally presents silcificated areas and marcasite dissem ination , possibly associated with a metarmosfism contact with intrusive rocks. It is Albiana age east to s uperior.

Tonalita Huaricanga (Santa Rosa Complex) :

Unit intrusive outcrop with varying compositions between a diorite cuarcífera and tonalita basic. Locally enriches in quartz and feldspar granodiorite. It lower tertiary age.

Diorite Paccho (Santa Rosa Complex):

I ntrusive complex unit that stands between metadiorite , diorite quartzly and monzodiorite cuarcifera of fine grain, in which graduatioly contacts are more frequent than clear contacts. It is lower tertiary age.

Barrages Deposits (Quaternary Recent):

They are powerful deposits of conglomerates badly classified, badly stratified and with rollings songs moderately round to angular that are deep in the valleys or depressions of the zone. They form inclined moderately slopes and mainly present fragments of local origin generally.

ECONOMIC GEOLOGY:

The rocks outcrop s in the area have suffered tectonic processes that have led to fractures and folds. The fracturing has been used by fluids from the intrusive to form veins, bodies of divide and dikes.

System Stripes :

The main system of veins is NE-SW direction and 65 º-75 º SE   dip. This system has ties cimoides and generally branches to the west.

The length of the outcroppings varies from a few meters to more than one kilometer, its average power is 0.20 m . to 0.50 m . a nd are stationed in andesites of the Lupin formation .

The second system is N-S direction and is more powerful, between 1.00 and 2.00 meters .

The veins mineralogy is simple stuffed with quartz gold, iron oxides (limonite, jarosite and hematite), calcite, barite and sparks malachite, galena and blenda.

The alteration of the boxes consists of an argiliza tion and weak to moderate   propylene.

Mineralized Areas and Mineralized Corridor :

There were three areas located with the presence of mining work and mining outcrops of gold veins that belong to the two systems, NE-SW and N-S, which form a corridor of about 5 –   6   kilometer lenght . It may be the presence of a stock work at the intersections of the two vein systems , specially in the area 2.

Areas 1 and 2 are located in central and s outh- w est of m ineralized c orridor , are the lower areas and have road access, the veins of these areas are being prepared by the Company. They are located within the concessions BONANZA DE ORO and LAGRIMAS DE ORO .

The zone 3 is located at Nor-East, in the highest part, it worked by informal miners, road access reaches about 200 meters below the proceedings inside the concession VIA CARIÑO.

SAMPLING AND MINES WORK

R epresentative S amples have been taken from the different tasks and worked veins by informal miners, which gave the following results:

TABLE OF GEOCHEMISTRY ANALYSIS OF SGS

Element	Au*	Au-140M	Au+140M	W_Mtra	W-140M	W+140M	Ag	As
Unit	g/TM	g/TM	g/TM	g	g	g	ppm	ppm
Method	FAXONW	FAXONW	FAXONW	FAXONW	FAXONW	FAXONW	ICPREC	ICPREC
Limit Detec.	0,02	0,02	0,02	0	0	0	0,2	3
PT-02	19,38	15,01	109,5	515,1	491,3	23,8	4,8	1102
PT-03	2,49	2,4	3,99	504	474,7	29,3	6,6	200
PT-06	92,12	59,35	877,5	519,3	498,5	20,8	65,4	>10000
PT-07	38,69	28,9	233,8	501,9	477,9	24	20,8	>10000
PT-08	14,11	10,72	82,54	524,2	499,4	24,8	17,8	>10000
PT-09	108	72,71	671,6	500	470,5	29,5	40,3	>10000
PT-10	31,84	23,07	193,9	509,9	483,7	26,2	9	>10000
PT-11	21,09	17,51	81,64	501,2	473,2	28	6,5	8914
PT-12	12,75	11,67	33,18	489	464,5	24,5	9,7	1072
PT-13	7,33	7,32	7,48	504,8	481,8	23	0,7	1964
PT-14	1,42	1,43	1,17	494,5	470,5	24	0,2	3382
PT-15	11	9,84	34,89	500	476,7	23,3	2,6	5094
PT-16	0,09	0,1	-0,02	477,6	453,6	24	0,3	49
PT-17	0,06	0,07	-0,02	465,8	442,3	23,5	0,3	34
PT-30	79,59	71,02	252,1	504,8	480,9	23,9	20,5	859
PT-31	47,24	42,15	147,2	494,5	470,5	24	10	1119
QB-01	0,07	0,08	-0,02	540,5	516,8	23,7	0,2	13
QB-02	0,08	0,06	0,48	503,8	480,8	23	0,2	é12

Also , a sampling on 100 meters of outcrop of the “Cobre” vein in the west zone of the project, gave the following results:

SAMPLE	LAWAugr/TM

MC–01	0.38
MC–02	1.60
MC–03	4.49
MC–04	24.93
MC–05	5.07

MC–06	2.05
MC–08	2.38
MC–09	1.06
MC–10	25.79
MC–11	4.03
MC–12	0.44
MC–13	12.06
MC–14	2.28
MC–15	29.70
MC–16	11.86
MC–17	2.43
MC–18	3.47
MC–19	1.34
MC–20	3.56
MC–21	4.97
MC–22	0.67

PLANO DE ACCESO Y UBICACION

HOJA : 21-H

175000
180000
185000
190000
195000
200000
205000
210000
8855000
8850000
8845000
8840000
8835000
8830000
8825000
8820000
8815000
8810000
8805000
KM. 238
PAN. NORTE
PARAMONGA
PATIVILCA
BARRANCA
SUPE
SUPE PUERTO